Exhibit 3.31

No. 1041506 •1t COMPANIES ORDINANCE (CHAPTER 32) ~ )I. ffI. -f1tJ I 32 -:f ~ iJ * -{J,J CERTIFICATE OF INCORPORATION ¾ BJ tt -mt 11t • -----... ----- I hereby certify that *A.ii ilb "&I BJl OCEANAGE INVESTMENTS LIMITED is this day incorporated in Hong Kong under the Companies Ordinance, • * a ~ • • • • ~ ~ • ~ a • 4 A and that this company is limited. -l!fll¾:J. Issued by the undersigned on 28 April 2006. *tt'f'~ =o 01' 1f- im ~ =+A a ti-«-• Miss Nancy 0. S. YAU ■■■ I• ■■■ · • · I • • ■■■■ ■•■• I. I ♦■ • ■■• ■ I e ■ ■ ■ • ■ ■• ■• ■ e for Registrar of Companies Hong Kong •$~sJtt,JllJ-AA-a: ( -'k iJ tt ,JllJ- :£ fr Ii~ ~ ~ {~ ff )